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                                                                  EXHIBIT (a)(4)

AMENDEMENT NO. 3 TO AGREEMENT & DECLARATION OF TRUST

                   STATE STREET INSTITUTIONAL INVESTMENT TRUST

          FORM OF AMENDMENT NO. 3 TO AGREEMENT AND DECLARATION OF TRUST

     AMENDMENT NO. 3 to the Agreement and Declaration of Trust of State Street Institutional Investment Trust (the "Trust"), dated February 16, 2000(the "Agreement"), made at Boston, Massachusetts this 19th day of May 2005.

     WHEREAS, the Trustees desire to add an additional class of shares to the State Street Equity 500 Index Fund, called "Class R Shares"; and

     WHEREAS, Section 5 of Article III of the Agreement provides that the Trustees may amend the Agreement to, among other things, create one or more classes of Shares;

     NOW, THEREFORE, the undersigned Trustees hereby amend the Agreement as follows:

     The first paragraph of Section 6 of Article III of the Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted therefore:

     Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series of Shares be, and hereby are, established and designated as Multi-Class Series:

Name of Series
Effective Date: ____________________

                       State Street Equity 500 Index Fund

February 28, 2000
                                        Administrative Shares
February 12, 2004
                                        Service Shares
February 12, 2004
                                        Class R Shares
May 19, 2005

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                       State Street Equity 400 Index Fund

February 28, 2000
                                        State Street Equity 2000 Index Fund
February 28, 2000
                                        State Street MSCI EAFE Index Fund
February 28, 2000
                                        State Street Aggregate Bond Index Fund
February 28, 2000
                                        State Street Institutional Liquid
                                        Reserves Fund
May 13, 2004
                                        State Street U.S. Government Money
                                        Market Fund
February 14, 2002

     IN WITNESS WHEREOF, the undersigned hereunto have set their hands in the City of Boston, Commonwealth of Massachusetts, as of the 19th day of May 2005.


/s/ William L. Boyan                    /s/ Rina K. Spence
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William L. Boyan                        Rina K. Spence


/s/ Michael F. Holland                  /s/ Douglas T. Williams
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Michael F. Holland                      Douglas T. Williams